Exhibit 4

Antares Private Credit Fund | Subscription Agreement

Antares Private Credit Fund

Subscription Agreement

1 | Your Investment

Investment Amount $____________________

Investment Type ☐ Initial Investment ☐ Additional Investment

Share Class (Must select one)

☐ Class S	☐ Class D	☐ Class I
$2,500 minimum initial investment	$2,500 minimum initial investment	$1,000,000 minimum initial investment[1]

2 | Form of Ownership

See Appendix A for supplemental document requirements by investor type.

Individual/Joint Accounts

- ☐ Individual
- ☐ Joint Tenant with Rights of Survivorship
- ☐ Tenants in Common
- ☐ Community Property
- ☐ Uniform Gift/Transfer to Minors
  State: ____________________

Brokerage Account Number: ____________________

Retirement Accounts

- ☐ IRA
- ☐ Roth IRA
- ☐ SEP IRA
- ☐ Rollover IRA
- ☐ Inherited IRA
- ☐ Other: ________________

Custodian Account Number: ____________________

Custodian Name: ____________________

Custodian Tax ID: ____________________

Entity Accounts

- ☐ Trust
- ☐ C Corporation
- ☐ S Corporation
- ☐ Partnership
- ☐ Limited Liability Corporation

Brokerage Account Number: ____________________

Please print, sign, and scan this page if applicable.

X

Custodian Signature/Stamp

[1] Unless otherwise waived.

Antares Private Credit Fund | Subscription Agreement 3 | Investor Information The information provided in this section must be compliant with IRS Form W-9 and related instructions (see www.irs.gov for instructions). Legal addresses must include a residential street address (P.O. boxes will not be accepted). 1. Primary Account Holder/Minor (if Uniform Gift/Transfer to Minors Account)/Trustee/Authorized Signatory Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Please indicate if you are a: U.S. Citizen Resident Alien Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription) 2. Joint Account Holder/Custodian (if Uniform Gift/Transfer to Minors Account)/Co-Trustee/Authorized Signatory Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Please indicate if you are a: U.S. Citizen Resident Alien Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription) 3. Joint Account Holder/Co-Trustee/Authorized Signatory Name (first, middle, last) Social Security Number Date of Birth (mm/dd/yyyy) Legal Street Address City State Zip Mailing Street Address City State Zip Email Address Phone Number Please indicate if you are a:

Antares Private Credit Fund | Subscription Agreement U.S. Citizen Resident Alien Non-Resident Alien Country of Citizenship if non-U.S. Citizen (A completed applicable Form W-8 is required for subscription) Entity Information (only required for entity account types) Entity Name Tax ID Number Date of Formation (mm/dd/yyyy) Legal Street Address City State Zip Country of Domicile (Form W-8 required for non-U.S.) Exemptions per Form W-9 (see Form W-9 instructions at www.irs.gov) Exemptions for FATCA Reporting Code (if any) Please indicate if you are a: Pension Plan Profit Sharing Plan Not-for-Profit Organization 4 | Transfer on Death Beneficiary Information (Optional for Individual/Joint Accounts) Please designate the beneficiary information for your account. If completed, all information is required. Secondary beneficiary information may only include whole percentages and must total 100%. (Not available for Louisiana residents). Primary First Name MI Last Name SSN Date of Birth Secondary % Primary First Name MI Last Name SSN Date of Birth Secondary % Primary First Name MI Last Name SSN Date of Birth Secondary % 5 | ERISA Plan Asset Regulations Are you a “benefit plan investor”2 within the meaning of the Plan Asset Regulations3 or will you use the assets of a “benefit plan investor” to invest in Antares Private Credit Fund? Yes No 2 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations. 3 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

Antares Private Credit Fund | Subscription Agreement 6 | Distribution Instructions You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO,KANSAS,KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS,NEW JERSEY,NORTH CAROLINA, OHIO,OREGON, TENNESSEE, VERMONT orWASHINGTON. If you are not a resident ofthe states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. PLEASE CHECK HERE IF YOU DO NOT WISH TO BE ENROLLED in the Distribution Reinvestment Plan and complete the cash distribution information in the box below. For IRA (custodial held accounts), if you elect cash distributions, the funds must be sent to the custodian on a direct deposit basis. Direct Deposit to third party financial institution (complete section below) I authorize Antares Private Credit Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Antares Private Credit Fund in writing to cancel it. In the event that Antares Private Credit Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Name of Financial Institution Mailing Address City State Zip Code ABA Routing Number Account Number Mail a check to Primary Account Holder mailing address Mail a Check to Entity legal address If you are a resident of Alabama,Arkansas, California, Idaho,Kansas,Kentucky, Maine, Maryland, Massachusetts,Nebraska,New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. PLEASE CHECK HERE IF YOU WISH TO ENROLL in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. 7 | Investment Funding Method Broker/Financial Advisor will make payment on your behalf By Wire: Please wire funds according to the instructions below. Name: [ ] Bank Name: [ ] ABA: [ ] Account No.: [ ] Beneficiary: [ ] Reference: A/C Name: [ ] SEI No. [ ] By Check: Please attach your check4 to this agreement and make payable to: [ ] 8 | Electronic Delivery Consent (Optional) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from 4 Only personal, same name checks are accepted.

Antares Private Credit Fund | Subscription Agreement Antares Private Credit Fund. If you would like to consent to electronic delivery, including pursuant to email, please sign below. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law. Please print, sign, and scan this page of applicable. X Owner or Authorized Person Signature Date (mm/dd/yyyy)

Antares Private Credit Fund | Subscription Agreement

9.a | Subscriber Representations

Antares Private Credit Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Antares Private Credit Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

In order to induce Antares Capital Credit Advisers LLC to accept this subscription, I (we) hereby represent and warrant as follows (Each account holder must hand-initial representations 1 – 9, to the extent applicable):

	Primary Investor	Co-Investor	Co-Investor
1. I (we) have received the prospectus (as amended or supplemented) for Antares Private Credit Fund at least five business days prior to the date hereof.			
2. I (we) have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.[5]			
3. I am (we are) a resident of Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, or Vermont and in addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under "SUITABILITY STANDARDS." If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.			
4. I am (we are) domiciled or have a registered office in the European Economic Area or in the United Kingdom, and qualify as (i) a "professional investor," within the meaning of Annex II to Directive 2014/65/EU or the United Kingdom Alternative Investment Fund Managers Regulations 2013 (SI 2013/1773) as amended, as applicable, or (ii) a "certified sophisticated investor" as defined under the Financial Services and Markets Act 2000 of the United Kingdom.			
5. I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.			
6. I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.			
7. I acknowledge that Antares Private Credit Fund may enter into transactions with the Adviser's affiliates that involve conflicts of interest as described in the prospectus.			
8. I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month and my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I			

[5] In the case of sales to fiduciary accounts, the minimum standards set forth in the prospectus under "SUITABILITY STANDARDS" shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

Antares Private Credit Fund | Subscription Agreement subscribe and the NAV per share as of the last day of each month will generally be made available at [ ] within 20 business days of the last day of each month. 9. I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent at 1-888-484-1944 or through my financial intermediary.

Antares Private Credit Fund | Subscription Agreement

9.b | Additional Subscriber Representations and Signatures

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor	Co-Investor	Co-Investor
If I am an **Alabama** resident, in addition to the suitability standards set forth above, an investment in Antares Private Credit Fund will only be sold to me if I have a liquid net worth of at least 10 times my investment in Antares Private Credit Fund and its affiliates.			
If I am a **California** resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Antares Private Credit Fund.			
If I am an **Idaho** resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in Antares Private Credit Fund shall not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.			
If I am an **Iowa** resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).			
If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser's total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.			
If I am a **Kentucky** resident, I may not invest more than 10% of my liquid net worth in Antares Private Credit Fund or its affiliates. "Liquid net worth" is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.			
If I am a **Massachusetts** resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Antares Private Credit Fund and in other illiquid direct participation programs. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.			
If I am a **Missouri** resident, in addition to the suitability standards set forth above, no more than 10% of my liquid net worth shall be invested in the securities being registered in this offering.			
If I am a **Nebraska** resident, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of my net worth. If I am an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, I am not subject to the foregoing investment concentration limit.

Antares Private Credit Fund | Subscription Agreement

If I am a **New Jersey** resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Antares Private Credit Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2), I understand that although Antares Capital Credit Advisers LLC, the investment adviser to Antares Private Credit Fund (the "investment adviser"), will advance all organization and offering expenses of Antares Private Credit Fund, and may elect to pay certain of Antares Private Credit Fund's expenses, Antares Private Credit Fund is obligated to reimburse the investment adviser, and this will reduce the returns available to investors. Additionally, I acknowledge that if I buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge me transaction or other fees, including upfront placement or brokerage commissions, in such amounts as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares.			
If I am a **New Mexico** resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of Antares Private Credit Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.			
If I am a **North Dakota** resident, I have a net worth of at least ten times my investment in Antares Private Credit Fund.			
If I am an **Ohio** resident, my investment in Antares Private Credit Fund, its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.			
If I am an **Oklahoma** resident, my investment in Antares Private Credit Fund may not exceed 10% of my liquid net worth.			
If I am an **Oregon** resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Antares Private Credit Fund. Liquid net worth is defined as net worth excluding the value of the investor's home, home furnishings and automobile.			
If I am a **Pennsylvania** resident, I may not invest more than 10% of my liquid net worth in Antares Private Credit Fund.			
If I am a **Puerto Rico** resident, I may not invest more than 10% of my liquid net worth in Antares Private Credit Fund, its affiliates and other non-traded business development companies. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.			
If I am a **Tennessee** resident, I must have a liquid net worth of at least ten times my investment in Antares Private Credit Fund.			
If I am a **Vermont** resident, and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am a non-accredited Vermont investor, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home,

Antares Private Credit Fund | Subscription Agreement Owner or Authorized Person Signature Date (mm/dd/yyyy) Co-Investor or Authorized Person Signature Date (mm/dd/yyyy) Co-Investor or Authorized Person Signature Date (mm/dd/yyyy) X X X home furnishings or automobiles) minus total liabilities. If you do not have another broker-dealer or other financial intermediary introducing you to Antares Private Credit Fund, then Quasar Distributors, LLC may be deemed to be acting as your broker-dealer of record in connection with any investment in Antares Private Credit Fund. For important information in this respect, see Section 10 below. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Antares Private Credit Fund. I acknowledge that the Broker/Financial Advisor indicated in Section 10 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker/Financial Advisor of record at any time by contacting Antares Private Credit Fund Investor Relations at the number indicated below at any time by contacting the transfer agent at 1-888-484-1944. Each Account Holder/Trustee/Authorized Signatory must sign below. Please print, sign, and scan this page if applicable. (Custodians must sign in Section 2 on a custodial account) SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: 1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRA has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9; and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Antares Private Credit Fund | Subscription Agreement 10 | Broker/Financial Advisor Information and Signature The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence. Broker Financial Advisor Name Advisor Mailing Address City State Zip Code Financial Advisor Number Branch Number Telephone Number Operations Contact Name Operations Contact Email Address Please note that unless previously agreed to in writing by Antares Private Credit Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 10 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 10 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary. Please print, sign, and scan this page if applicable. X Financial Advisor/Representative Signature Date (mm/dd/yyyy)

Antares Private Credit Fund | Subscription Agreement 11 | Other Important Information If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Antares Private Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 9 above, they are asked to promptly notify Antares Private Credit Fund and the Broker in writing. The Broker may notify Antares Private Credit Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 9 above, and Antares Private Credit Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan. No sale of shares may be completed until at least five business days after you receive the final prospectus. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Antares Private Credit Fund. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). All items on the Subscription Agreement, other than those marked optional, must be completed in order for your Subscription Agreement to be processed. You will receive a written confirmation of your purchase. The Fund and the Distributor will direct any dealers to, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of shares, transmit same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to U.S Bancorp Fund Services LLC (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and checks are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and checks are received. Return the completed Subscription Agreement to: Antares Private Credit Fund c/o Transfer Agent 615 East Michigan St. Milwaukee, WI 53202. Appendix A | Supporting Document Requirements Please provide the following supporting documentation based on your account type. Individual • If a non-U.S. person, Form W-8BEN Joint (including JTWROS, Tenants in Common, Community Property) • For each non-U.S. Person account holder, Form W-8BEN IRA (including ROTH, SEP, Rollover, Inherited) • None Trust • Certificate of Trust or Declaration of Trust • Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8) Corporation (including C Corp., S Corp., LLC) • Formation documents • Articles of incorporations • Authorized signatory list • Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8) Partnership • Formation documents • Authorized signatory list • Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)